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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                          Terra Nitrogen Company, L.P.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                 73-1389684
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


5100 East Skelly Drive, Tulsa, Oklahoma                     74135
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of exchange on which
          to be so registered                each class is to be registered
          --------------------               ------------------------------

              Common Units
 Representing Limited Partner Interests
    Evidenced by Depositary Receipts          New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

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Item 1.  Description of Registrant's Securities to be Registered
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     Reference is made to the common units representing limited partner interests evidenced by depositary receipts (the "Common Units") in Terra Nitrogen Company, L.P. (the "Partnership"). A description of the Common Units to be registered hereunder is set forth under the captions "Cash Distributions", "Description of the Units" and "Description of the Partnership Agreements" in the prospectus dated November 26, 1991 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the Partnership's Registration Statement on Form S-1 (Commission File No. 33-43007), as amended (the "Registration Statement"), which description is incorporated herein by reference.

     Such description is updated as follows:


          The Junior Conversion Date occurred on December 31, 1995 and all Junior Preference Units were converted on such date into Senior Preference Units on a one-for-one basis in accordance with the terms of the Agreement of Limited Partnership of the Partnership.

          The Senior Conversion Date occurred, and the Preference Period ended, on December 31, 1996 and a mailing of notices to holders of Senior Preference Units was commenced. Until March 31, 1997 all holders of Senior Preference Units have the right to elect to convert such units into fully participating Common Units on a one-for-one basis. The Common Units have been approved for listing on the New York Stock Exchange subject to official notice of issuance and evidence of satisfactory distribution.


Item 2.   Exhibits
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     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which are filed with the
Commission:

     1. The Agreement of Limited Partnership of the Partnership, filed as
Exhibit 3.1 to the Partnership's Form 10-K (file no. 1-10877) for the year ended December 31, 1991 and incorporated herein by reference.

     2. Certificate of Limited Partnership of the Partnership, filed as Exhibit
3.2 to the Registration Statement and incorporated herein by reference.

     3. The Deposit Agreement among the Partnership, First Chicago Trust Company of New York (as successor to United States Trust Company of New York), as Depositary, and Holders of Depositary Receipts, filed as Exhibit 4.1 to the Partnership's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

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     4. The form of Depositary Receipt for the Common Units attached as Exhibit
B to Exhibit 4.1 of the Partnership's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 TERRA NITROGEN
                                                   COMPANY, L.P.


                                                 By: TERRA NITROGEN
                                                       CORPORATION
                                                     As General Partner



                                                  By: /s/ George H. Valentine
                                                      --------------------------
                                                      George H. Valentine
                                                      Vice President and
                                                        General Counsel

  Date:  March 24, 1997


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